EXECUTION COPY

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

Amendment No. 1 dated as of June 15, 2006 (this "Amendment No. 1"), to the Agreement and Plan of Merger made and entered into as of May 2, 2006 (the "Original Merger Agreement"), by and among Green Mountain Coffee Roasters, Inc., a Delaware corporation ("Parent"), Karma Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Keurig, Incorporated, a Delaware corporation ("the Company"), and United States Trust Company, N.A., as Trustee of the Memorial Drive Trust, solely in its capacity as the Securityholder Representative (the "Securityholder Representative").

RECITALS
    Parent, Merger Sub, the Company and the Securityholder Representative have previously entered into the Original Merger Agreement.
    The parties to the Original Merger Agreement desire to amend the Original Merger Agreement in order to (i) clarify their intent with respect to the definition of "Total Common Consideration" set forth in Section 1.6(a) of the Original Merger Agreement as such definition relates to the definition of "Proportionate Percentage" set forth in Section 1.6(d)(i) of the Original Merger Agreement, (ii) clarify their intent with respect to the definition of "Proportionate Percentage" set forth in Section 1.6(d)(i) of the Original Merger Agreement, (iii) extend the Original End Date set forth in Section 8.1(b) of the Original Merger Agreement, and (iv) extend the date by which Parent is required to file with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-8 in accordance with Section 5.7(a)(iii) of the Original Merger Agreement.
    Pursuant to Section 8.5 of the Original Merger Agreement, the Original Merger Agreement may be amended, modified or supplemented only by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.
    The respective boards of directors of each of Parent, Merger Sub and the Company have approved and authorized the Amendment No.1 in accordance with Section 8.5 of the Original Merger Agreement, and this Amendment No. 1 has been approved and adopted by Parent as the sole stockholder of Merger Sub.

    NOW THEREFORE, in consideration of the foregoing, and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

      Amendment of "Proportionate Percentage" Definition. The definition of "proportionate Percentage" set forth in Section 1.6(d)(i) of the Original Merger Agreement is hereby amended in its entirety to read as follows:

      "Proportionate Percentage" shall mean, with respect to each Company, Securityholder, a fraction, expressed as a percentage, the numerator of which is the aggregate Per Share Merger Consideration (minus the aggregate Preferred Per Share Priority Payments included in such aggregate Per Share Merger Consideration), Option Consideration and Warrant Consideration payable to such Company, Securityholder after the Effective Time pursuant to Sections 1.6, 5.7(a)(i) and 5.7(b) hereof, and the denominator of which is (x) the result of multiplying (i) the Per Share Merger Consideration with respect to a share of Company Common Stock outstanding immediately prior to the Effective Time (excluding shares of Company Common Stock owned by Parent or Merger Sub, or by any direct or indirect wholly owned Subsidiary of Parent of Merger Sub) plus (B) the number of shares of Company Common Stock subject to Vested Company Options outstanding immediately prior to the Effective Time plus (C) the number of shares of Company Common Stock subject to Company Warrants outstanding Immediately prior to the effective Time plus (D) the number of shares of Company Common Stock into which all shares of Company Preferred Stock outstanding immediately prior to the Effective Time (excluding shares of Company Preferred Stock owned by Parent or Merger Sub, or by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub) would be converted were shares of Company Preferred Stock converted at such time into shares of Company Common Stock pursuant to Article Fourth, Subpart I, section 5 of the Charter, minus (y) the aggregate exercise price of all Vested Company Options and Company Warrants outstanding immediately prior to the Effective Time; provided that for purposes of calculating (X) Per Share Merger Consideration as used in Warrant Consideration as used in this definition of Proportionate Percentage, and (Z) Total Common Consideration as used in this definition of Proportionate Percentage, clause (a)(i) of the definition of Total Common Consideration shall read "the Purchase Price" (rather than "the Closing Date Purchase Price").

      Amendment of "Total Common Consideration" Definition. The definition of "Total Common Consideration" set forth in Section 1.6(a) of the Original Merger Agreement is hereby amended in its entirety to read as follows:

      "Total Common Consideration" shall equal (a) the sum of (i) the Closing Date Purchase Price plus (ii) the aggregate exercise price of all Company Options and Company Warrants outstanding immediately prior to the Effective Time, minus (b) the sum of (i) the Aggregate Preferred Priority Amount, (ii) Closing Date Company Indebtedness, if any, and (iii) the amount of Unpaid Company Transaction Expenses, if any; provided, however, that for the purpose of the definition of Per Share Merger Consideration as used in Section 5.7(a)(ii), and for the purpose of and to the extent provided in the definition of "Proportionate Percentage" set forth in Section 1.6(d)(i), clause (a)(i) of this definition of Total Common Consideration shall read "the Purchase Price" (rather than "the Closing Date Purchase Price").

      Extension of Original End Date. The date "June 30, 2006" appearing in Section 8.1(b) of the Original Merger Agreement is hereby amended to read "July 15, 2006".
      Extension of Registration Statement Filing Date. The first sentence of Section 5.7(a)(iii) of the Original Merger Agreement is hereby amended and restated in its entirety to read as follows:

Parent shall prepare and file, within five business days after the Closing Date with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-8 with respect to the shares of Parent Common Stock issuable upon exercise of the Parent Options and shall maintain the effectiveness of such registration statement for so long as any Parent Options remain outstanding.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to be executed by their duly authorized respective officers as of the date first written above.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: \s\ Frances Rathke

Name: Frances Rathke

Title:  Chief Financial Officer

KARMA MERGER SUB, INC.

By: \s\ Frances Rathke

Name: Frances Rathke

Title: President

KEURIG, INCORPORATED

By: \s\ Nicholas Lazaris

Name: Nicholas Lazaris

Title: President and Chief Executive Officer